UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2024

THERMOGENESIS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California	95742

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 858-5100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

(a)          On July 31, 2024, ThermoGenesis Holdings, Inc. (the “Company”) determined that Marcum LLP (“Marcum”) would no longer serve as the Company’s independent registered public accounting firm and would be dismissed effective as of August 1, 2024. The decision to change independent registered public accounting firms was approved by the Board of Directors (the “Board”) and the Audit Committee.

The audited financial statements as of and for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the financial statements as of and for each of the years ended December 31, 2023 and 2022 contained an explanatory paragraph indicating substantial doubt of the Company continuing as a going concern.

During the Company’s fiscal years ended in December 31, 2023 and 2022, and the subsequent period through the date of this Current Report on Form 8-K, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) between Marcum and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

For the year ended December 31, 2022, there were no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

For the year ended December 31, 2023 and the interim period ended March 31, 2024, there were the following “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K). As disclosed in Part II Item 9A of the Company’s Form 10-K for the year ended December 31, 2023 and in Part I Item 4 of the Company’s Form 10-Q for the quarter ended March 31, 2024, the Company’s management identified the following material weaknesses:

●
the Company’s internal controls over financial reporting were not effective due to the existence of the material weakness with respect the segregation of duties due to limited staffing in the Company’s accounting department, which also results in an ineffective review process of the financial information.

●
Privileged access and user access review controls over financial applications were not effectively designed or implemented to ensure appropriate access, authorization and segregation of duties. In addition, service providers for financial reporting were not properly monitored.

Other than as disclosed above, there were no reportable events for the year ended December 31, 2023 and the interim through the date of this Current Report. The Board authorized Marcum to respond fully and without limitation to the requests of Simon & Edward (as defined below), including with respect to the subject matter of each reportable event.

In accordance with Item 304(a)(3) of regulation S-K, the Company provided Marcum a copy of the disclosures in this Form 8-K on August 1, 2024 and requested that Marcum furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Marcum agrees with the Company’s statements in this Item 4.01(a). A copy of the letter furnished by Marcum in response to that request is filed as Exhibit 16.1 to this report.

(b)          On July 31, 2024, upon approval from of the Audit Committee, the Company engaged Simon & Edward, LLP (“Simon & Edward”) as its new independent registered public accounting firm to audit and review the Company’s financial statements.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through the date of Simon & Edward’s engagement, neither the Company, nor any party on behalf of the Company, consulted with Simon & Edward with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Simon & Edward that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Simon & Edward with a copy of the disclosures in this Form 8-K and requested that Simon & Edward furnish a letter address to the Securities and Exchange Commission stating whether or not Simon & Edward agrees with the statements made herein. A copy of the letter furnished by Simon & Edward, is filed as Exhibit 16.2 to this report.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 16.1	Letter from Marcum LLP to the Securities and Exchange Commission.

Exhibit 16.2	Letter from Simon & Edward LLP to the Securities and Exchange Commission.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOGENESIS HOLDINGS, INC.
(Registrant)
Dated: August 6, 2024	/s/ Xiaochun “Chris” Xu
Xiaochun “Chris” Xu Chief Executive Officer